EXHIBIT 2

POWER OF ATTORNEY

     Each of the undersigned does hereby constitute and appoint STEPHEN A. LANDSMAN, HAL M. BROWN and GREGORY W. HAYES, attorneys at the law firm of Piper Rudnick, Chicago, Illinois, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute on behalf of any and each of the undersigned (i) a Form ID, (ii) a statement on Schedule 13D (including any amendments thereto) with respect to the common stock, par value $1.00 per share, of Ryerson Tull, Inc. (together with any amendments thereto, the “Schedule 13D”), and (iii) a Joint Filing Agreement by and among the undersigned relating to the Schedule 13D.

     IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 13th day of March, 2003.

ERIC SAMSON	THE ERIC SAMSON FOUNDATION

By: /s/ Eric Samson ERIC SAMSON	By: /s/ Eric Samson Name: Eric Samson Its: Trustee

By: /s/ Oscar Isaac Goldstuck Name: Oscar Isaac Goldstuck Its: Trustee

By: /s/ Arthur Eaton Browne Name: Arthur Eaton Browne Its: Trustee

By: /s/ Steven Alan Levitt Name: Steven Alan Levitt Its: Trustee

By: /s/ Franki Sue Cohen Name: Franki Sue Cohen Its: Trustee